EXHIBIT 21.1

                            MATTSON TECHNOLOGY, INC.

                         SUBSIDIARIES OF THE REGISTRANT

                           Mattson International, Inc.
                           Mattson Wet Products, Inc.
                           Mattson Technology IP, Inc.
                  Steag Electronic Systems Semiconductor, Inc.
                         Steag Electronic Systems, Inc.
                                Steag Cutek, Inc.
                         Mattson Thermal Products, Inc.
                                RF Services, Inc.
                          Concept Systems Design, Inc.
                         Mattson Technology Cayman Ltd.
                             Steag CVD Systems, Ltd.
                      Mattson Technology Center KK (Japan)
                         Mattson International Korea Co.
                    Matton Technology of Singapore Pte. Ltd.
                        Mattson International Inc. Taiwan
                Steag Electronic Systems SE Asia Pte. Ltd. Taiwan
                         Mattson Technology Holding GmbH
                           Mattson International GmbH
                           Mattson Wet Products, GmbH
                         Mattson Thermal Products, GmbH
                           Mattson Semiconductor GmbH
                        Mattson International France SARL
                         Mattson Technology UK Ltd. (UK)
                          Mattson Technology srl Italy
                     Steag Electronic Systems Japan Co. Ltd.
             Steag Electronic Systems SE Asia Pte. Ltd. (Singapore)
                       Steag Electronic Systems Korea Ltd.
                        Steag Electronic Systems UK Ltd.
                        Mattson Technology Finance, Inc.